EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2019 RESULTS
~Company Raises Full-Year Earnings Guidance~

ST. LOUIS (August 1, 2019) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended June 30, 2019.

Financial Highlights

For the quarter ended June 30, 2019:

•	Services revenue increased 17% to $141.2 million from $120.9 million in the second quarter of 2018;

•	Total revenue increased 16% to $141.9 million from $121.8 million in the second quarter of 2018;

•	Net income increased 46% to $8.5 million from $5.8 million in the second quarter of 2018;

•	GAAP earnings per share results on a fully diluted basis increased 59% to $0.27 from $0.17 in the second quarter of 2018;

•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 37% to $0.52 from $0.38 in the second quarter of 2018; and

•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 28% to $23.6 million from $18.4 million in the second quarter of 2018.

“During the second quarter, our growth accelerated as we continued to gain and grow customers, while taking share from competitors,” said Jeffrey Davis, chairman and CEO. “We're delivering innovative and impactful digital transformation solutions to the world's biggest brands and global enterprises that increasingly perceive Perficient as a strategic and trusted advisor - a consulting partner with end-to-end capabilities, well-suited for what's now and what's next.”

Other Highlights

Among other recent achievements, Perficient:

•
Broadened and deepened its Salesforce consulting capabilities with the acquisition of Sundog Interactive, Inc., a $14 million marketing and technology consulting firm that delivers Salesforce solutions for the world’s leading manufacturers;

•
Was named a Top Workplace by the St. Louis Post-Dispatch, Best Place to Work by the Orange County Business Journal, a Best & Brightest Company to work for in Chicago and a National Standard Top Workplace by the Minneapolis Star Tribune, further solidifying the company’s position as a top rated employer of choice for colleagues;

•
Rang the Nasdaq closing bell in New York’s Times Square, in celebration of 20 years of trading on the stock exchange, the significant milestones the company has achieved, and an exciting future of continued momentum and success; and

•
Added new customer relationships and follow-on projects with leading companies including Ashley Furniture, Blue Cross Blue Shield of Michigan, Blue Cross Blue Shield of North Dakota, Cedars-Sinai Medical Center, Centene Corporation, DTCC, First National Bank of Omaha, M&T Bank, NASCO, Nike, TD Ameritrade, and Trinity Health.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its third quarter 2019 revenue to be in the range of $140 million to $145 million. Third quarter GAAP earnings per share is expected to be in the range of $0.26 to $0.29. Third quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.50 to $0.53.

Perficient is adjusting and narrowing its full year 2019 revenue guidance range to $553 million to $568 million from the previously provided range of $545 million to $570 million, raising its 2019 GAAP earnings per share guidance range to $1.02 to $1.12 from $0.90 to $1.02 and raising its 2019 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range to $1.94 to $2.04 from $1.82 to $1.94.

Conference Call Details

Perficient will host a conference call regarding second quarter 2019 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Second Quarter 2019 Results
WHEN: Thursday, August 1, 2019 at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 2696286
REPLAY TIMES: Thursday, August 1, 2019, at 2 p.m. Eastern, through Thursday, August 8, 2019, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 2696286

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Premier Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2019. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic and political uncertainty on our business;
(3) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(4)    risks associated with the operation of our business generally, including:

a)	client demand for our services and solutions;

b)	maintaining a balance of our supply of skills and resources with client demand;

c)	effectively competing in a highly competitive market;

d)	protecting our clients’ and our data and information;

e)	risks from international operations including fluctuations in exchange rates;

f)	changes to immigration policies;

g)	obtaining favorable pricing to reflect services provided;

h)	adapting to changes in technologies and offerings;

i)	risk of loss of one or more significant software vendors;

j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;

k)	maintaining effective internal controls; and

l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)   risks associated with managing growth organically and through acquisitions;
(6)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Services	$141,234	$120,912	$274,100	$241,107
Software and hardware	635	886	1,584	1,632
Total revenues	141,869	121,798	275,684	242,739

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	87,784	78,041	172,142	155,739
Stock compensation	1,731	1,554	3,444	3,082
Total cost of revenues	89,515	79,595	175,586	158,821

Selling, general and administrative	30,493	25,345	60,273	51,713
Stock compensation	2,668	2,539	5,411	4,911
Total selling, general and administrative	33,161	27,884	65,684	56,624

Depreciation	1,070	1,028	2,086	2,062
Amortization	4,010	4,137	8,147	8,020
Acquisition costs	616	542	578	840
Adjustment to fair value of contingent consideration	116	121	(308)	1,091
Income from operations	13,381	8,491	23,911	15,281

Net interest expense	1,863	513	3,656	887
Net other (income) expense	(9)	52	(44)	49
Income before income taxes	11,527	7,926	20,299	14,345
Provision for income taxes	2,999	2,077	4,745	3,567
Net income	$8,528	$5,849	$15,554	$10,778

Basic net income per share	$0.27	$0.18	$0.50	$0.33
Diluted net income per share	$0.27	$0.17	$0.48	$0.32

Shares used in computing basic net income per share	31,343	32,772	31,359	32,762
Shares used in computing diluted net income per share	32,040	33,889	32,166	33,894

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$34,282	$44,984
Accounts receivable, net	122,797	122,446
Prepaid expenses	4,991	4,663
Other current assets	7,896	5,711
Total current assets	169,966	177,804
Property and equipment, net	10,394	6,677
Operating lease right-of-use assets	28,101	—
Goodwill	335,983	327,992
Intangible assets, net	45,104	48,092
Other non-current assets	15,242	9,979
Total assets	$604,790	$570,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,914	$24,437
Other current liabilities	58,108	50,386
Total current liabilities	74,022	74,823
Long-term debt, net	122,338	120,067
Operating lease liabilities	20,628	—
Other non-current liabilities	28,655	21,970
Total liabilities	245,643	216,860
Stockholders' equity:
Preferred stock	—	—
Common stock	49	48
Additional paid-in capital	447,146	437,250
Accumulated other comprehensive loss	(2,351)	(2,588)
Treasury stock	(253,901)	(233,676)
Retained earnings	168,204	152,650
Total stockholders' equity	359,147	353,684
Total liabilities and stockholders' equity	$604,790	$570,544

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Net Income	$8,528	$5,849	$15,554	$10,778
Adjustments:
Provision for income taxes	2,999	2,077	4,745	3,567
Amortization	4,010	4,137	8,147	8,020
Acquisition costs	616	542	578	840
Adjustment to fair value of contingent consideration	116	121	(308)	1,091
Amortization of debt discount and issuance costs	1,160	—	2,307	—
Stock compensation	4,399	4,093	8,855	7,993
Adjusted Net Income Before Tax	21,828	16,819	39,878	32,289
Adjusted income tax (1)	5,304	4,037	9,611	7,814
Adjusted Net Income	$16,524	$12,782	$30,267	$24,475

GAAP Earnings Per Share (diluted)	$0.27	$0.17	$0.48	$0.32
Adjusted Earnings Per Share (diluted)	$0.52	$0.38	$0.94	$0.72
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	32,040	33,889	32,166	33,894

(1) The estimated adjusted effective tax rate of 24.3% and 24.0% for the three months ended June 30, 2019 and 2018, respectively, and 24.1% and 24.2% for the six months ended June 30, 2019 and 2018, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Net Income	$8,528	$5,849	$15,554	$10,778
Adjustments:
Provision for income taxes	2,999	2,077	4,745	3,567
Net interest expense	1,863	513	3,656	887
Net other (income) expense	(9)	52	(44)	49
Depreciation	1,070	1,028	2,086	2,062
Amortization	4,010	4,137	8,147	8,020
Acquisition costs	616	542	578	840
Adjustment to fair value of contingent consideration	116	121	(308)	1,091
Stock compensation	4,399	4,093	8,855	7,993
EBITDAS (1)	$23,592	$18,412	$43,269	$35,287

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Q3 2019		Full Year 2019
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.26	$0.29	$1.02	$1.12
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.31	0.31	1.22	1.22
Tax effect of reconciling items	(0.07)	(0.07)	(0.30)	(0.30)
Adjusted EPS	$0.50	$0.53	$1.94	$2.04

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. Perficient currently expects its Q3 2019 and full year 2019 GAAP effective income tax rate to be approximately 26% and 23%, respectively.